UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2014
EQUITY ONE, INC.
(Exact name of Registrant as specified in its charter)
Maryland
(State or other jurisdiction of incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.)

1600 NE Miami Gardens Drive North Miami Beach, Florida	33179
(Address of principal executive offices)	(Zip Code)

(305) 947-1664
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 30, 2014, Equity One, Inc. (the “Company”) announced that it was streamlining its organizational structure in an effort to gain efficiencies, increase the speed of decision making and lower operating costs. The changes will result in the centralization of operations such that all leasing and property management functions will report to Michael Makinen who was appointed as Chief Operating Officer (“COO”). Mr. Makinen will report to Tom Caputo, President, who extended his contract with the Company through December 31, 2016. Mr. Caputo will continue to oversee acquisitions, dispositions and the joint venture investment platform. The Company will transition to the new centralized operating structure during the next two months which will result in the elimination of several positions including 3 regional presidents. As part of this plan, the Company has elected not to renew the employment contract of Arthur L. Gallagher, Executive Vice President and President - Florida, which expires on December 31, 2014.
Michael Makinen Appointed as Chief Operating Officer
The Company appointed Michael Makinen to serve as COO effective as of July 15, 2014 or such earlier date as may be agreed upon. Mr. Makinen most recently served as the chief operating officer of Olshan Properties, formerly known as Mall Properties, Inc., a privately owned real estate company with a portfolio of over 16 million square feet of retail, residential and office properties. In his role as chief operating officer of Olshan Properties, Mr. Makinen oversaw all aspects of operations, marketing and asset management and successfully improved leasing efficiencies. Mr. Makinen joined Olshan Properties in August 2010 having previously served as Vice President in charge of real estate and development with United Retail Group - Avenue Stores from August 2008 until July 2010 and Linens ‘n Things, Inc. from June 2004 until July 2008. Mr. Makinen earned a Bachelor of Science in Geography from Michigan State University and a Master of Arts in Geography, emphasis in Land Economics, from Indiana University. Mr. Makinen is 50 years old.
The Company and Mr. Makinen entered into an employment agreement dated June 25, 2014 (the “Employment Agreement”). The Employment Agreement will be effective as of July 15, 2014 or such earlier date as agreed upon by the parties (the “Effective Date”). The initial term of the Employment Agreement ends on the fourth anniversary of the Effective Date unless earlier terminated and will automatically renew for successive one-year periods unless either party gives the other written notice at least four months before the expiration of the applicable term.
Mr. Makinen’s Employment Agreement provides for an annual base salary of $400,000 and other benefits generally made available by the Company to its senior executive officers. In addition, Mr. Makinen is eligible for a target annual performance bonus of $300,000, except that with respect to the 2014 calendar year, the Company will pay to Mr. Makinen an annual bonus of no less than $300,000 reduced pro rata based on the portion of calendar year 2014 during which Mr. Makinen was not employed by the Company. Bonuses will be payable 50% in cash and 50% in shares of the Company’s restricted stock which will vest ratably over three years.
With respect to equity, in connection with his employment, on the Effective Date the Company will grant to Mr. Makinen:

•
5,000 shares of the Company’s restricted common stock, which shares will vest in equal portions on the first and second year anniversaries of the grant date subject to Mr. Makinen then being employed by the Company; and

•	a long-term incentive plan award (the “LTIP”), under which Mr. Makinen’s target award will be 25,685 shares of the Company’s common stock (the “Target LTIP”).

Under the LTIP, 75% of Mr. Makinen’s actual award will be based on the Company’s performance during the four-year period beginning on the Effective Date with respect to each of the following components, weighted equally: 1) absolute total shareholder return; 2) total shareholder return relative to peer companies; and 3) growth in recurring funds from operations per share. The remaining 25% of Mr. Makinen’s award will be discretionary. For each of these four components, Mr. Makinen can earn 50%, 100%, or 200% of the portion of the Target LTIP award allocated to such component based on actual performance compared to specified targets. Shares earned pursuant to the LTIP will be issued following the completion of the four-year performance period, subject to Mr. Makinen’s continued employment through the end of such period.
If Mr. Makinen’s employment is terminated due to death or Disability (as defined in the Employment Agreement):

•	the Company will continue to pay his base salary through the earlier to occur of (i) 120 days following the date of termination or (ii) the end of the then current term;

•	the unvested portion of any stock awarded as a portion of Mr. Makinen’s bonus that would have vested during the 90 day period following the date of termination will fully vest;

•
a pro rata portion of Mr. Makinen’s initial restricted stock grant will vest based on the percentage of the initial term of employment that had elapsed prior to the termination less the number of shares that had previously vested;

•
Mr. Makinen will receive a pro rata percentage of the LTIP based on the percentage of the initial term of employment that had elapsed prior to the termination and performance through the date of termination;

•	all other unvested stock options and unvested shares of the Company’s restricted stock granted to Mr. Makinen prior to the date of termination will not vest and will be forfeited; and

•	the Company will maintain Mr. Makinen’s medical, hospitalization, dental and life insurance benefits in effect until 90 days after the date of termination.
If the Company terminates Mr. Makinen’s employment without Cause, or Mr. Makinen resigns for Good Reason (in each case as defined in the Employment Agreement), Mr. Makinen is entitled to receive the following:

•
the lesser of (A) an amount equal to the base salary and annual bonus that Mr. Makinen would have been entitled to receive had he remained employed through the end of the then current term and received a target bonus; or (B) an amount equal to Mr. Makinen’s average annual bonus, if any, for the three most recently completed calendar years plus Mr. Makinen’s base salary;

•	the unvested portion of Mr. Makinen’s initial restricted stock grant and any restricted stock granted as a bonus prior to the date of termination will vest;

•
if Mr. Makinen is terminated before the end of the LTIP’s four-year performance period, a pro rata percentage of the LTIP based on the percentage of the initial term of employment that had elapsed, assuming he had remained employed for an additional year, and the greater of 50% of the Target LTIP or the amount that would have been earned based on performance through the date of termination; and

•	medical, hospitalization, dental and life insurance benefits in effect on the date of termination until the earlier of 18 months after the date of termination or the end of the then current term.

If Mr. Makinen issues a notice indicating that he will not renew the Employment Agreement at the end of its applicable term, the Company may elect to accelerate Mr. Makinen’s resignation, in which case Mr. Makinen will receive:

•	continuation of Mr. Makinen’s base salary until the end of the then current term;

•	continuation of Mr. Makinen’s medical, hospitalization and dental insurance benefits until the end of the then current term;

•	vesting of any unvested portion of Mr. Makinen’s initial restricted stock grant and any restricted stock granted as a bonus that would have vested on or prior to the end of the then current term; and

•	an award under the LTIP based on performance through the date of termination.
In the event of a Change of Control or Privatization Transaction (each as defined in the Employment Agreement),

•
all unvested portions of the initial restricted stock grant and any restricted stock granted as a bonus will vest immediately prior to the Change of Control or Privatization Transaction if: (i) immediately following the Change of Control or Privatization Transaction, the shares of the Company’s common stock outstanding immediately prior to such event will remain outstanding, but will not be listed on a nationally recognized stock exchange, including without limitation the NYSE, the NYSE Amex, NASDAQ or their successors, or (ii) all of the shares of the Company’s common stock outstanding immediately prior to such event will be acquired, converted or exchanged for consideration that does not consist entirely of common equity securities that are listed on a nationally recognized stock exchange, including without limitation the NYSE, the NYSE Amex, NASDAQ or their successors; and

•
if the Change of Control or Privatization Transaction occurs prior to the end of the initial term of employment, then, for purposes of the LTIP (i) the performance period will be deemed to end as of the date of such event and (ii) performance will be measured based on the level of achievement of the LTIP components during such shortened period, but the number of shares of the Company’s common stock that Mr. Makinen will be entitled to receive pursuant to the LTIP will be pro-rated based on the percentage of the initial term of employment that had elapsed prior to such event (or, if Mr. Makinen’s employment is terminated without Cause or for Good Reason within 12 months after such event, the percentage of the initial term of employment that would have elapsed prior to the first anniversary of such event).

The Company will reimburse Mr. Makinen up to an aggregate maximum of $2,500 in any year for premiums paid by Mr. Makinen for life, disability and/or similar insurance policies. The Company will also reimburse Mr. Makinen for reasonable expenses incurred by Mr. Makinen for automobile parking required in connection with his commute to and from the Company’s offices.
Mr. Makinen’s receipt of certain compensation and benefits from the Company upon termination is subject to his execution of a release of claims against the Company.
Mr. Makinen has also agreed to refrain from certain activities for one year following specified termination events under the Employment Agreement, including direct competition with the Company, solicitation of employees and interference with relationships of the Company.
The summary of Mr. Makinen’s Employment Agreement set forth above is qualified in its entirety by reference to Exhibit 10.1, which is incorporated herein by reference.

Employment Agreement with Thomas A. Caputo
On June 25, 2014, the Company also entered into a new employment agreement (the “Agreement”) with Thomas A. Caputo, the Company’s President, which, except as specified therein, is effective as of January 1, 2015 (the “Effective Date”) immediately following the expiration of the current term of Mr. Caputo’s existing employment agreement with the Company. Pursuant to the Agreement, Mr. Caputo will continue to serve as the President of the Company for the term of the Agreement. The initial term of the Agreement ends on December 31, 2016 unless earlier terminated and will automatically renew for successive one-year periods unless either party gives the other written notice at least four months before the expiration of the applicable term.
Mr. Caputo’s Agreement provides for an annual base salary of $750,000 and other benefits generally made available by the Company to its senior executive officers. In addition, Mr. Caputo is eligible for a target annual performance bonus of 100% of his annual base salary, payable in cash.
With respect to equity, on the Effective Date the Company will grant to Mr. Caputo $1,000,000 in shares of the Company’s restricted common stock (valued by the Compensation Committee on the Effective Date based on the average closing price of a share of the Company’s common stock during the 10 trading days immediately preceding the Effective Date), which shares will fully vest on December 31, 2016 subject to Mr. Caputo then being employed by the Company.
If Mr. Caputo’s employment is terminated due to death or Disability (as defined in the Agreement):

•	the Company will continue to pay his base salary through the earlier to occur of (i) 120 days following the date of termination or (ii) the end of the then current term;

•	all unvested stock options granted to Mr. Caputo that would have vested during the 90 day period following the date of termination will fully vest;

•
a pro rata portion of Mr. Caputo’s initial restricted stock grant will vest based on the percentage of the initial term of employment that had elapsed prior to the termination less the number of shares that had previously vested;

•	all other unvested stock options and unvested shares of the Company’s restricted stock granted to Mr. Caputo prior to the date of termination will not vest and will be forfeited; and

•	the Company will maintain Mr. Caputo’s medical, hospitalization, dental and life insurance benefits in effect until 90 days after the date of termination.
If the Company terminates Mr. Caputo’s employment without Cause, or Mr. Caputo resigns for Good Reason (in each case as defined in the Agreement), Mr. Caputo is entitled to receive the following:

•
the lesser of (A) an amount equal to the base salary and annual bonus that Mr. Caputo would have been entitled to receive had he remained employed through the end of the then current term and received a target bonus; or (B) an amount equal to Mr. Caputo’s average annual bonus, if any, for the three most recently completed calendar years plus two (2) times Mr. Caputo’s base salary (or 2.9 times Mr. Caputo’s base salary if such termination is in connection with or within 12 months after a Change of Control (as defined in the Employment Agreement));

•	all unvested stock options granted to Mr. Caputo prior to the date of termination that would have vested on or prior to the end of the term of the Agreement will vest;

•	the unvested portion of Mr. Caputo’s initial restricted stock grant will vest; and

•	medical, hospitalization, dental and life insurance benefits in effect on the date of termination until the earlier of 18 months after the date of termination or the end of the then current term.
If Mr. Caputo issues a notice indicating that he will not renew the Agreement at the end of its applicable term, the Company may elect to accelerate Mr. Caputo’s resignation, in which case Mr. Caputo will receive:

•	continuation of Mr. Caputo’s base salary until the end of the then current term;

•
any annual bonus that Mr. Caputo would have been entitled to receive had he remained employed through the end of the term of the Agreement and performed at a rate that would have entitled Mr. Caputo to receive the target bonus in effect for the year in which the accelerated resignation occurs;

•	continuation of Mr. Caputo’s medical, hospitalization and dental insurance benefits until the end of the then current term; and

•	vesting of any unvested portion of Mr. Caputo’s initial restricted stock grant.
In the event of a Change of Control or Privatization Transaction (each as defined in the Agreement), all unvested portions of the initial restricted stock grant will vest (and become exercisable, if applicable) immediately prior to the Change of Control or Privatization Transaction if: (i) immediately following the Change of Control or Privatization Transaction, the shares of the Company’s common stock outstanding immediately prior to such event will remain outstanding, but will not be listed on a nationally recognized stock exchange, including without limitation the NYSE, the NYSE Amex, NASDAQ or their successors, or (ii) all of the shares of the Company’s common stock outstanding immediately prior to such event will be acquired, converted or exchanged for consideration that does not consist entirely of common equity securities that are listed on a nationally recognized stock exchange, including without limitation the NYSE, the NYSE Amex, NASDAQ or their successors.
Additionally, Mr. Caputo will have the right to exercise all vested stock options within the six month period immediately following the termination of his employment; provided, however, that, in the event Mr. Caputo voluntarily terminates his employment for other than Good Reason or the Company terminates Mr. Caputo’s employment for Cause, Mr. Caputo will only have 90 days following termination of his employment to exercise such stock options.
The Company will reimburse Mr. Caputo up to an aggregate maximum of $25,000 in any year for premiums paid by Mr. Caputo for life, disability and/or similar insurance policies. Mr. Caputo will also be provided with daily transportation by car service from his residence to the Company’s offices.
Mr. Caputo’s receipt of certain compensation and benefits from the Company upon termination is subject to his execution of a release of claims against the Company.
Mr. Caputo has also agreed to refrain from certain activities for one year following specified termination events under the Agreement, including direct competition with the Company, solicitation of employees and interference with relationships of the Company, provided that the prohibition on competing with the Company following termination generally will not apply in connection with terminations occurring on or after January 1, 2016.
The summary of Mr. Caputo’s Agreement set forth above is qualified in its entirety by reference to Exhibit 10.2, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Title
10.1	Employment Agreement between Equity One and Michael Makinen

10.2	Employment Agreement between Equity One and Thomas A. Caputo

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equity One, Inc.

Date: June 30, 2014	By:	/s/ Aaron Kitlowski
Name: Aaron Kitlowski
Title: Vice President and General Counsel